MISSISSIPPI VIEW HOLDING COMPANY

                           Offer to Purchase for Cash
                    Up to 222,000 Shares of its Common Stock
                         at a Purchase Price Not Greater
                   than $21.50 Nor Less than $19.50 Per Share

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated April 13, 1998 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Mississippi View Holding Company, a Minnesota corporation (the "Company"), to purchase up to 222,000 shares of its common stock, par value $0.10 per share (the "Shares"), at prices net to the seller in cash, not greater than $21.50 nor less than $19.50 per Share, specified by tendering stockholders, on the terms and subject to the conditions of the Offer.

         The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $21.50 nor less than $19.50 per Share) that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to purchase 222,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn at prices not greater than $21.50 nor less than $19.50 per Share) pursuant to the Offer, or such greater number as the Company may elect to purchase. All Shares validly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See "The Offer -- Number of Shares; Proration" in the Offer to Purchase.

         If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 222,000 Shares are validly tendered and not withdrawn at or below the Purchase Price, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Holders (as defined in the Offer to Purchase) who validly tender and do not withdraw their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders whose Shares are validly tendered and not withdrawn at or below the Purchase Price. See "The Offer -- Number of Shares; Proration" in the Offer to Purchase.

         We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

         1. You may tender Shares at prices, net to you in cash, not greater than $21.50 nor less than $19.50 per Share, as indicated in the attached instruction form.

         2. The Offer is conditioned upon, among other things, the Company obtaining the funds necessary to consummate the Offer and to pay all related fees and expenses. The Offer is not conditioned upon any minimum number of Shares being tendered.

         3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern time, on Monday, May 11, 1998, unless the Company extends the Offer.

         4. The Offer is for 222,000 Shares constituting approximately 30% of the Shares outstanding as of April 9, 1998.

         5. Assuming 222,000 Shares are purchased pursuant to the Offer and the sale of Shares to the newly-formed Trust (as defined in the Offer to Purchase) immediately after the Expiration Date, executive officers, directors, the Stock Plans (as defined in the Offer to Purchase) and the Trust, in the aggregate, will own approximately 49.5% of the outstanding Shares. The Board of Directors of the Company, based on, among other things, the unanimous recommendation of a Special Committee of non-employee directors of the Board, has unanimously approved the Offer. However, neither the Company nor its Board of Directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering their Shares. Each stockholder must make the decision whether to tender Shares, and if so, how many Shares and at which price or prices.

         6. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

         7. If you owned beneficially as of the close of business on April 8, 1998 and will continue to own beneficially as of the Expiration Date an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered and not withdrawn at or below the Purchase Price.

         8. If you wish to tender portions of your Share holdings at different prices, you must complete separate instructions for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. The same Shares cannot be tendered at different prices unless such tendered Shares are validly withdrawn and retendered.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

         Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf on or before the expiration of the Offer. The Offer, proration period and withdrawal rights expire at 5:00 p.m., Eastern time, on Monday, May 11, 1998, unless the Company extends the Offer.

         As described in "The Offer -- Number of Shares; Proration" in the Offer to Purchase, if before the Expiration Date a greater number of Shares are validly tendered and not withdrawn at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

         (a) first, all Shares validly tendered and not withdrawn at or below the Purchase Price before the Expiration Date by any Odd Lot Holder who:

                  (1) tenders all Shares beneficially owned by such Odd Lot Holder at or below the Purchase Price (partial tenders will not qualify for this preference); and

                  (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

         (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered and not withdrawn at or below the Purchase Price before the Expiration Date on a pro rata basis (with adjustments to avoid purchases of fractional Shares), as provided in the Offer to Purchase.

         The Company is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, blue sky or other laws of such jurisdiction.


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


                                Instruction Form
                               With Respect to the
                        MISSISSIPPI VIEW HOLDING COMPANY
                           Offer to Purchase for Cash
                    Up to 222,000 Shares of Its Common Stock
                    at a Purchase Price Per Share Not Greater
                   than $21.50 Nor Less than $19.50 Per Share

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 13, 1998 and related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Mississippi View Holding Company, a Minnesota corporation (the "Company"), to purchase up to 222,000 shares of its common stock, par value $0.10 per share (the "Shares"), at prices, net to the Seller in cash, not greater than $21.50 nor less than $19.50 per Share, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer.

         The undersigned acknowledges that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $21.50 nor less than $19.50 per Share) that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price which will allow it to purchase 222,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn at prices not greater than $21.50 nor less than $19.50 per Share) pursuant to the Offer, or such greater number as the Company may elect to purchase. All Shares validly tendered and not withdrawn at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares. See "The Offer -- Number of Shares; Proration" in the Offer to Purchase.

         The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration.

              Aggregate number of Shares to be tendered by you for
                        the account of the undersigned: *

                                         Shares
                     --------------------

* Unless otherwise indicated, all of the Shares held for the account of the undersigned will be tendered.

|------------------------------------------------------------------------------|
|                                    ODD LOTS                                  |
|                                                                              |
| |_|    By checking this box, the undersigned represents that the undersigned |
|        owned beneficially as of the close of business on April 8, 1998 and   |
|        will continue to own beneficially as of the Expiration Date an        |
|        aggregate of fewer than 100 Shares and is instructing the holder to   |
|        tender all such Shares.                                               |
|                                                                              |
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


    |------------------------------------------------------------------------|
    |                     PRICE (IN DOLLARS) PER SHARE AT                    |
    |                     WHICH SHARES ARE BEING TENDERED                    |
    |                                                                        |
    |                  IF SHARES ARE BEING TENDERED AT MORE                  |
    |                     THAN ONE PRICE, USE A SEPARATE                     |
    |             LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED.            |
    |                                                                        |
    |                                                                        |
    |                           CHECK ONLY ONE BOX.                          |
    |                 IF MORE THAN ONE BOX IS CHECKED, OR IF                 |
    |              NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED           |
    |                HEREIN), THERE IS NO VALID TENDER OF SHARES.            |
    | ---------------------------------------------------------------------- |
    |     |_|       $ 19.500      |_|      $ 20.500      |_|       $21.500   |
    |     |_|         19.625      |_|        20.625                          |
    |     |_|         19.750      |_|        20.750                          |
    |     |_|         19.875      |_|        20.875                          |
    |     |_|         20.000      |_|        21.000                          |
    |     |_|         20.125      |_|        21.125                          |
    |     |_|         20.250      |_|        21.250                          |
    |     |_|         20.375      |_|        21.375                          |
    | ---------------------------------------------------------------------- |

 |============================================================================|
 |                                SIGNATURE BOX                               |
 |                                                                            |
 |                                                                            |
 | Signature(s)______________________________________________________________ |
 |                                                                            |
 | Dated ______________________________________________________________, 1998 |
 |                                                                            |
 | Name(s) and Address(es)____________________________________________________|
                                                                              |
 | ------------------------------------------------------------------------   |
 |                                                                            |
 | -------------------------------------------------------------------------  |
 |                                                                            |
 |-------------------------------------------------------------------------   |
 |                                            (Please Print)                  |
 |Area Code and Telephone Number____________________________________________  |
 |                                                                            |
 |Taxpayer Identification or                                                  |
 |Social Security Number_____________________________________________________ |
 |============================================================================|


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